Management's Assertion on Compliance with Applicable Regulation AB Servicing Criteria

1. 3650 REIT Loan Servicing LLC (the "Asserting Party") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2023 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report, include commercial mortgage-asset-backed securities transactions, as listed on Exhibit 1 hereto, for which the Asserting Party served as special servicer, and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");

2. The Asserting Party has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2023 and for the Reporting Period with respect to the Platform taken as a whole;

6. The Asserting Party has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2023 and for the Reporting Period with respect to the Platform taken as a whole;

7. The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2023 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the Asserting Party's assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 26, 2024

3650 REIT Loan Servicing LLC,
a Delaware limited liability company

By:/s/ Peter LaPointe

Name: Peter LaPointe

Title: Managing Partner

Exhibit 1

Pooling and Servicing Agreements	Applicable Certification Period
CSAIL 2019-C15	January 1, 2023 to December 31, 2023
CSAIL 2019-C17	January 1, 2023 to December 31, 2023
CSAIL 2020-C19	January 1, 2023 to December 31, 2023
CSMC 2020-TMIC	January 1, 2023 to November 1, 2023
CSAIL 2021-C20	January 1, 2023 to December 31, 2023
ALEN 2021-ACEN	January 1, 2023 to December 31, 2023
3650R 2021-PF1	January 1, 2023 to December 31, 2023
TCO 2022-DPM	January 1, 2023 to December 31, 2023
JPMCC 2022-NLP	January 1, 2023 to December 31, 2023
BX 2022-PSB	January 1, 2023 to December 31, 2023
INTOWN 2022-STAY	January 1, 2023 to December 31, 2023
3650R 2022-PF2	January 1, 2023 to December 31, 2023
BMARK 2023-V2	May 1, 2023 to December 31, 2023
BMO 2023-5C1	August 1, 2023 to December 31, 2023
MAD 2019-650M	September 18, 2023 to December 31, 2023
BBCMS 2023-C21	October 1, 2023 to December 31, 2023
THE 2023-MIC	November 1, 2023 to December 31, 2023

APPENDIX A

SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(l)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(l)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X1
1122(d)(l)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(l)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X3
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X2
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X2
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X2
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the

X4

trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X5
1122(d)(4)(ii)	pool asset and related documents are safeguarded as required by the transaction agreements		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X6
1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.		X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary

(e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has

X

been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

X1- 3650 REIT Loan Servicing LLC performs the activities pertaining to this criterion, except for specific, limited activities performed by its third-party property managers relating to REO Property, if any. During the period of time addressed by this document, 3650 REIT Loan Servicing LLC was not servicing any REO properties; provided, however, in the event that 3650 REIT Loan Servicing LLC services a REO asset it has policies and procedures in place to service such asset in compliance with the applicable PSA and to supervise outside vendors who are assisting on the servicing of such REO asset to ensure said outside vendors’ activities comply with 3650 REIT Loan Servicing LLC’s applicable policies and procedures. 3650 REIT Loan Servicing LLC has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third-party property managers. The Asserting Party’s management has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Asserting Party’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC's Compliance and Disclosure Interpretation ("C&DI") 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Manual of Publicly Available Telephone Interpretations 17.06). The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Asserting Party’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

X2- 3650 REIT Loan Servicing LLC performs the activities under the criteria; however, the related criteria is marked inapplicable as 3650 REIT Loan Servicing LLC did not have instances/activity for the year ended December 31, 2023 relating to the criteria.

X3- 3650 REIT Loan Servicing LLC performs the activities under the criteria for all transactions in Exhibit 1, excluding ALEN

2021-ACEN, TCO 2022-DPM, JPMCC 2022-NLP, INTOWN 2022-STAY and BX 2022-PSB, THE 2023-MIC; however, the related criteria is marked inapplicable as 3650 REIT Loan Servicing LLC did not have instances/activity for the year ended December 31, 2023 relating to the criteria.

X4- Only items (A) and (B) of the Servicing Criteria are applicable to 3650 REIT Loan Servicing LLC as special servicer. Items

(C) and (D) are inapplicable as the responsibility for filing reports with the Commission and agreeing totals to the Servicer records rests with the Trustee and/or Certificate Administrator, as applicable.

X5- 3650 REIT Loan Servicing LLC performs the activities under this criteria; however, 3650 REIT Loan Servicing LLC has engaged various vendors to perform the activities required by this servicing criteria. The Asserting Party’s management has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Asserting Party’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC's Compliance and Disclosure Interpretation ("C&DI") 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Manual of Publicly Available Telephone Interpretations 17.06). The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Asserting Party’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

X6- 3650 REIT Loan Servicing LLC to date has not collected any payments on pool assets in that each applicable securitization’s master servicer has to date collected, deposited, and applies all such payments. Primary responsibility for processing borrower payments rests with the Master Servicer. 3650 REIT Loan Servicing LLC may from time to time receive payments on an exception basis related to services performed and fees charged as Special Servicer related to Major Decisions, not related to payments on pool assets.